UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 30, 2011

CORMEDIX INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34673	20-5894890
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

745 Rt. 202-206, Suite 303, Bridgewater, NJ	08807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (908) 517-9500

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2011, CorMedix Inc., a Delaware corporation (the “Company”) announced that it has mutually agreed with John C. Houghton (“Houghton”), the Company’s president and chief executive officer, not to renew Houghton’s employment agreement.

In connection with the non-renewal of Houghton’s employment agreement, the Company and Houghton entered into a Separation and General Release Agreement (the “Agreement”) with John C. Houghton, which, among other things, provides the following:

•
A continuation of Houghton’s base salary commencing on the next regularly scheduled paydate following the eighth day after Houghton’s execution, delivery and non-revocation of the Agreement, which shall continue in regular installments on regularly scheduled paydates for one hundred and twenty (120) days thereafter;

•
A continuation of Houghton’s health insurance benefits on the same terms and conditions as in effect prior to the Separation Date (as that term is defined in the Agreement) through March 30, 2012, provided Houghton elects COBRA;

•
An extension of the period of time in which Houghton may exercise certain previously granted and vested stock options from ninety (90) days to two and one-half (2.5) years, as further described in the Agreement; and

•	A waiver and release by Houghton of any and all claims that he may have against the Released Parties (as that term is defined in the Agreement).

In addition, Houghton shall provide certain transition services to the Company on an as-needed basis through the end of 2011. A copy of the entire Agreement will be filed as an exhibit to the Company’s next quarterly report on Form 10-Q.

Also, effective as of September 30, 2011, Houghton resigned as a member of the Board of Directors of the Company.  There is no disagreement between Houghton and the Company on any matter relating to the Company’s operations, policies or practices.  Richard M. Cohen, a member of the Company’s board of directors, will serve as the Company’s Executive Chairman in a non-employee capacity.

Item 8.01. Other Events.

On September 30, 2011, the Company issued a press release announcing the Company’s decision to focus primarily on the commercialization of Neutrolin (CRMD003) in Europe.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of CorMedix, dated September 30, 2011, announcing CorMedix Announces Strategic Changes, Primary Focus on European Approval of Neutrolin (CRMD003), Executive Management Changes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 30, 2011	CORMEDIX INC.

	By:	/s/ Brian Lenz
		Name:	Brian Lenz
		Title:	Chief Financial Officer